Exhibit 24.2

                      CONSENT OF GITOMER & BERENHOLZ, P.C.

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated October 7, 1999, in the Registration Statement on Form SB-2 of Dimensional Visions Incorporated appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

/s/ Gitomer & Berenholz, P.C.

Gitomer & Berenholz, P.C.

Huntingdon Valley, Pennsylvania
Dated: April 9, 2001